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                                                                     Exhibit 4.3


                  THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES AND WARRANTS ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. HOWEVER, NEITHER THE WARRANTS NOR SUCH SHARES MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT, (ii) A SEPARATE REGISTRATION STATEMENT UNDER SUCH ACT, OR (iii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                         THE TRANSFER OF THIS WARRANT IS
                         RESTRICTED AS DESCRIBED HEREIN.



                              MIKE'S ORIGINAL, INC.

                           Warrant for the Purchase of
                            Common Stock and Warrants


No. 1                                                             67,500 Shares
                                                                87,500 Warrants



                  THIS CERTIFIES that, for receipt in hand of $250.00 and other value received, IAR SECURITIES CORP., 99 Wall Street, New York, NY 10005 (the "Holder"), is entitled to subscribe for and purchase from MIKE'S ORIGINAL, INC., a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time after _____________, 1998, and before 5:00 P.M. on _______________, 2001, New York time (the "Exercise Period"), 67,500 Shares (the "Representative's Shares") of the Company's common stock, par value $.001 per share (the "Common Stock") at a price of $7.30 per Share (the "Share Exercise Price") and 87,500 common stock purchase warrants (the "Representative's Warrants") at a price of $.26 per Warrant, to be issued pursuant to a Warrant Agreement, dated as of ______________, 1997 (the "Public Warrant Agreement") between the Company and American Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent"). This Warrant is the warrant or one of the warrants (collectively, including any warrants issued upon the exercise or transfer of any such warrants in whole or in part, the "Warrants") issued pursuant to the Underwriting Agreement, dated ________________, 1997, between the Company, and IAR Securities Corp., relating to the initial public offering of 675,000 Shares of Common Stock and 875,000 Public Warrants (as defined below). As used herein the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. Neither this Warrant nor any share of Representative's Shares or Representative's Warrants issued on exercise hereof, nor any share of Common Stock issued upon exercise of any such Representative's Warrants, may be sold, transferred, assigned or hypothecated until ______________, 1998, except that this Warrant or any such other securities may be transferred, in whole or in part, to (i) one or more officers or partners of the Holder (or the officers or partners of any such partner); (ii) any other underwriting firm or member of the selling group which participated in the public offering which commenced on ____________, 1997 (or the officers or partners of any such firm); (iii) a successor to the Holder, or the officers or partners of such successor; (iv) a purchaser of substantially all of the assets of the Holder; or (v) by operation of law; and the term the "Holder" as used herein shall include any transferee to whom this Warrant has been transferred in accordance with the above.




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                  Each Representative's Warrant be identical in all respects to the warrants (the "Public Warrants") issued pursuant to the Public Warrant Agreement and sold to the public.

                  1. This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Representative's Shares and/or Representative's Warrants, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company at its office at 131 Jericho Turnpike, Jericho, NY 11753, or at such other place as is designated in writing by the Company, together with (a) a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Representative's Shares and/or Representative's Warrants for which this Warrant is being exercised (the "Aggregate Exercise Price"), (b) the surrender to the Company of securities of the Company or any subsidiary of the Company having a Current Market Price (as defined in Section 5(g) below) equal to the Aggregate Exercise Price, (c) the acceptance by the Holder of a number of Representative's Shares and/or Representative's Warrants equal to the number of Representative's Shares and/or Representative's Warrants being purchased upon such exercise, less that number of Representative's Shares and/or Representative's Warrants having a Current Market Price (calculated, for the purpose hereof as the Current Market Price of the underlying Representative's Shares and Representative's Warrants) equal to the Aggregate Exercise Price, or
(d) any combination of the foregoing.

                  2. Upon each exercise of the Holder's rights to purchase Representative's Shares and/or Representative's Warrants, the Holder shall be deemed to be the holder of record of the Representative's Shares and/or Representative's Warrants issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Representative's Shares and/or Representative's Warrants (or the Representative's Shares underlying such Representative's Shares and/or Representative's Warrants) shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Representative's Shares and/or Representative's Warrants issuable upon such exercise (or the Representative's Shares underlying such Representative's Shares and/or Representative's Warrants), registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Representative's Shares and/or Representative's Warrants (or portions thereof) subject to purchase hereunder.

                  3. Any Warrants issued upon the transfer or exercise in part of this Warrant shall he numbered and shall he registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any suitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Representative's Shares and/or Representative's Warrants (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder.

                  4. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the Warrants and the Representative's Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that


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all shares of Common Stock issuable upon exercise of this Warrant and the
Representative's Warrants, upon receipt by the Company of the full payment therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

                  5. (a) Upon the occurrence of any event (an "Event") as a result of which an adjustment is made to the exercise price (the "Public Exercise Price") of any of the Public Warrants, the number of Representative's Shares issuable thereafter upon exercise of this Warrant shall be adjusted to equal the number of Representative's Shares issuable prior to such Event multiplied by a fraction, the numerator of which shall be the Public Exercise Price in effect prior to such Event and the denominator of which shall be the Public Exercise Price subsequent to such Event.

                           (b) Notwithstanding any other provision of this
Warrant, any adjustment of the exercise price and/or the number of the Warrant Shares purchasable upon the exercise of the Representative's Warrants shall be determined solely by the antidilution and other adjustment provisions contained in the Public Warrant Agreement (which provisions are incorporated herein by reference) as if such Representative's Warrants were and had been outstanding on and from the date of original issuance of the Public Warrants.

                           (c) All calculations under this Section 5 shall be
made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

                           (d) In any case in which this Section 5 shall require
that an adjustment in the number of Representative's Shares be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the number of Representative's Shares, if any, issuable upon such exercise on the basis of the number of Representative's Shares in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                           (e) Whenever there shall be an adjustment as provided
in this Section 5, the Company shall promptly cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Representative's Shares issuable as part of each Representative's Purchase Warrant and the exercise price and the number of Warrant Shares purchasable upon the exercise of each Representative's Warrant after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

                           (f) The Company shall not be required to issue
fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price (as hereinafter defined) of such share of Common Stock on the date of exercise of this Warrant.

                           (g) The "Current Market Price" per share of any
security on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the OTC Bulletin Board) on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, the highest reported bid price for such security as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or a similar organization if Nasdaq is no longer reporting such information. If on any such date the security is not listed or admitted to trading on any national securities exchange and is not quoted by Nasdaq or any similar organization, the fair value of a share of such security on such date, as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.



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                  6.       (a) In case of any consolidation with or merger of
the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock and the Representative's Warrants for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease, or conveyance and
(ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

                           (b) In case of a reclassification or change of the
shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock and the Representative's Warrants for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

                           (c) The above provisions of this Section 6 shall
similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

                  7.       In case at any time the Company shall propose

                           (a) to pay any dividend or make any distribution on
shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

                           (b) to issue any rights, warrants, or other
securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

                           (c) to effect any reclassification or change of
outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 6; or

                           (d) to effect any liquidation, dissolution, or
winding-up of the Company; or

                           (e) to take any other action which would cause an
adjustment to the Public Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation,


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dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (iii) the date of such action which would require an adjustment to the Public Exercise Price.

                  8. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  9. (a) If, at any time during the six-year period commencing on ____________, 1998, the Company shall file a registration statement (other than on Form S-4, Form S-8, or any successor form) with the Securities and Exchange Commission (the "Commission") while any Underwriters' Securities (as hereinafter defined) are outstanding, the Company shall give all the then holders of any Underwriters' Securities (the "Eligible Holders") at least 45 days prior written notice of the filing of such registration statement. If requested by any Eligible Holder in writing within 30 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Eligible Holders and the underwriting discounts, if any, payable in respect of the Underwriters' Securities sold by any Eligible Holder), register or qualify all or, at each Eligible Holder's option, any portion of the Underwriters' Securities of any Eligible Holders who shall have made such request, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Underwriters' Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its good faith best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Underwriters' Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then any Eligible Holder who shall have requested registration of his or its Underwriters' Securities shall delay the offering and sale of such Underwriters' Securities (or the portions thereof so designated by such managing underwriter) for such period, not to exceed 60 days (the "Delay Period"), as the managing underwriter shall request, provided that no such delay shall be required as to any Underwriters' Securities if any securities of the Company are included in such registration statement and eligible for sale during the Delay Period for the account of any person other than the Company and any Eligible Holder unless the securities included in such registration statement and eligible for sale during the Delay Period for such other person shall have been reduced pro rata to the reduction of the Underwriters' Securities which were requested to be included and eligible for sale during the Delay Period in such registration. As used herein, "Underwriters' Securities" shall mean the Warrants, the Representative's Shares, the Representative's Warrants, and the Warrant Shares which, in each case, have not been previously sold pursuant to a registration statement or Rule 144 promulgated under the Act.

                           (b) If, at any time during the four-year period
commencing on ____________, 1998, the Company shall receive a written request, from Eligible Holders who in the aggregate own (or upon exercise of all Warrants or Representative's Warrants then outstanding or issuable would own) a majority of the total number of shares of Common Stock then included (or upon such exercises would be included) in the Underwriters' Securities (the "Majority Holders"), to register the sale of all or part of such Underwriters' Securities, the Company shall, as promptly as practicable, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Underwriters' Securities through the facilities of all appropriate securities exchanges and the over-all appropriate securities exchanges and the over-the-counter market, and will use its good faith best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable; provided, however, that the Company shall only be obligated to file one such registration statement for which all expenses incurred in connection with such registration (other than the fees and disbursements of counsel for the Eligible Holders and


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underwriting discounts, if any, payable in respect of the Underwriters'
Securities sold by the Eligible Holders) shall be borne by the Company. Within three business days after receiving any request contemplated by this Section 9(b), the Company shall give written notice to all the other Eligible Holders, advising each of them that the Company is proceeding with such registration and offering to include therein all or any portion of any such other Eligible Holder's Underwriters' Securities, provided that the Company receives a written request to do so from such Eligible Holder within 30 days after receipt by him or it of the Company's notice.

                           (c) In the event of a registration pursuant to the
provisions of this Section 9, the Company shall use its best efforts to cause the Underwriters' Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder or such holders may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this
Section 9(c) in which it is not otherwise required to qualify to do business.

                           (d) The Company shall keep effective any registration
or qualification contemplated by this Section 9 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document, and communication for such period of time as shall be required to permit the Eligible Holders to complete the offer and sale of the Underwriters' Securities covered thereby. The Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of nine months from the date on which the Eligible Holders are first free to sell such Underwriters' Securities; provided, however, that, if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Underwriters' Securities beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Underwriters Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

                           (e) In the event of a registration pursuant to the
provisions of this Section 9, the Company shall furnish to each Eligible Holder such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as any Eligible Holder may reasonably request to facilitate the disposition of the Underwriters' Securities included in such registration.

                           (f) In the event of a registration pursuant to the
provisions of this Section 9, the Company shall furnish each Eligible Holder of any Underwriters' Securities so registered with an opinion of its counsel (reasonably acceptable to the Eligible Holders) to the effect that (i) the registration statement has become effective under the Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued, nor has the Commission or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order, (ii) the registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, complies as to form with the Act and the rules and regulations thereunder, and (iii) such counsel has no knowledge of any material misstatement or omission in such registration statement or any prospectus, as amended or supplemented. Such opinion shall also state the jurisdictions in which the Underwriters' Securities have been registered or qualified for sale pursuant to the provisions of Section 9(c).

                           (g) In the event of a registration pursuant to the
provision of this Section 9, the Company shall enter into a cross-indemnity agreement and a contribution agreement, each in customary form, with each underwriter, if any, and, if requested, enter into an underwriting agreement containing conventional representations, warranties, allocation of expenses, and customary closing conditions, including, but not limited to, opinions of counsel and accountants' cold comfort letters, with any underwriter who acquires any Underwriters' Securities.

                           (h) The Company agrees that until all the
Underwriters' Securities have been sold under


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a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Underwriters' Securities to sell such securities under Rule 144.

                  10. (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Eligible Holder, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or
Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 10, but not be limited to, attorneys' fees and any and all reasonable expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Underwriters' Securities, or (B) in any application or other document or communication (in this Section 10 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Underwriters' Securities under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fit required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to such Eligible Holder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or
(ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Warrant. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Warrant.

                           If any action is brought against any Eligible Holder
or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability other than pursuant to this Section 10(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action after written request therefor by the party seeking indemnification or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 10 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Eligible Holders of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Underwriters' Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Underwriters' Securities.



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                           (b) The Holder agrees to indemnify and hold harmless
the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Underwriters' Securities held by the Holder, each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Holder in Section 10(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder by or on behalf of the Holder expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity' may be sought against the Holder pursuant to this Section 10(b), the Holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 10(a).

                           (c) To provide for just and equitable contribution,
if (i) an indemnified party makes a claim for indemnification pursuant to
Section 10(a) or 10(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel), as one entity, and the Eligible Holders of the Underwriters' Securities included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such Eligible Holders in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by such Eligible Holders, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Holder agree that it would be unjust and inequitable if the respective obligations of the Company and the Eligible Holders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 10(c). In no case shall any Eligible Holder be responsible for a portion of the contribution obligation of all Eligible Holders in excess of its pro rata share based on the number of shares of Common Stock owned (or which would be owned upon exercise of all Underwriters' Securities) by it and included in such registration as compared to the number of shares of Common Stock owned (or which would be owned upon exercise of all Underwriters' Securities) by all Eligible Holders and included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 10(c), each person, if any, who controls any Eligible Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of each such Eligible Holder or control person shall have the same rights to contribution as such Eligible Holder or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 10(c). Anything in this Section 10(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This
Section 10(c) is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise.

                  11. Unless registered pursuant to the provisions of Section 9 hereof, the Representative's Shares issued upon exercise of the Warrants and the Warrant Shares issued on exercise of the Representative's Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

                           "THE [SHARES] [WARRANTS] REPRESENTED BY THIS
                           CERTIFICATE [AND THE SHARES ISSUABLE UPON EXERCISE THEREOF] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. HOWEVER, SUCH [SHARES] [WARRANTS AND SHARES] MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO
                           (i) A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT, (ii) A SEPARATE REGISTRATION STATEMENT UNDER SUCH ACT, OR (iii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

                  12. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expense, and execution of such form of lost Warrant affidavit and indemnity as the Company shall reasonably require, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

                  13. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

                  14. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

Dated:             , 1997
       ------------

                              MIKE'S ORIGINAL, INC.


                              By:
                                  ------------------------------------------
                                  Michael Rosen
                                  Chairman/President and Chief Executive Officer

[Seal]


-----------------------------------
Rachelle Rosen
Secretary

                               FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)


                           FOR VALUE RECEIVED,                      hereby
sells, assigns, and transfers unto ____________ a Warrant to purchase _______ shares of Common Stock, par value $.001 per share, and _______common stock purchase warrants of Mike's Original, Inc. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint __________________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated:    ____________________

                                         Signature_____________________________



                                     NOTICE

                  The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:       Mike's Original, Inc.
          131 Jericho Turnpike
          Jericho, New York 11753

                              ELECTION TO EXERCISE


          The undersigned hereby exercises his or its rights to purchase ______ Representative's Shares and/or Representative's Warrants covered by the within Warrant and tenders payment herewith in the amount of $____________in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:


-----------------------------------------

-----------------------------------------

---------------------------------------------------------------------
                    (Print Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of Representative's Shares and/or Representative's Warrants shall not be all the Representative's Shares and/or Representative's Warrants covered by the within Warrant, that a new Warrant for the balance of the Representative's Shares and/or Representative's Warrants covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


Dated:                              Name
      ---------------------             ------------------------------------
                                                     (Print)

Address:
        -------------------



                                        ----------------------------------
                                                    (Signature)



                                      -ii-